January 6, 2003

Dennis Branconnier
RR# 3 Rocky Mountain House, Alberta T4T 2A3

Attention:     Dennis Branconnier

Dear Sir:

Re:  Sale of Bruden Steaming and Vac Truck Service Ltd.

We provide this binding letter (the "Letter of Agreement") to confirm our agreement to sell to you all the issued and outstanding shares of Bruden Steaming and Vac Truck Service Ltd. (the "Transaction"). We confirm that this letter of Agreement has been prepared to set out the terms and conditions of the Transaction. We also confirm this Letter of Agreement is binding on all parties.

     1. DEFINITIONS. For the purpose of this Letter of Agreement the following terms shall be defined as follows:

     (a)  "DESI"  means  Duro  Enzymes  Solutions  Inc.;

     (b)  "DEPI"  means  Duro  Enzyme  Products  Inc.;

     (c)  "Bruden"  means  Bruden  Steaming  and  Vac  Truck  Services  Ltd;

     (d) "Bruden Shares" means all the issued and outstanding shares of all classes in the capital stock of Bruden;

     (e)  "Dennis"  means  Dennis  Branconnier  of  Alberta,  Canada;

     (f) "Regulatory Authorities" means the relevant regulatory authorities applicable to DESI, DEPI and, Bruden, respectively and "applicable securities laws" means the securities laws of the Regulatory Authorities, as applicable.

     2. REPRESENTATIONS BY BRUDEN. This Letter of Agreement is based upon the following representations and warranties made by you:

     (a) Bruden is duly incorporated as a private company, validly exists and is in good standing with respect to all filings required under the Laws of Alberta.

     (b)  The  Share  capital  of  Bruden  has  been  disclosed  to  Dennis;


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     (c)  The  Bruden  Shares  are validly issued and outstanding, as fully paid and non-assessable, and are registered in the names of and beneficially owned by DESI;

     (d) The Bruden Shares are the only issued and outstanding equity securities of Bruden and there are no outstanding options on, or rights to subscribe for, any of the unissued shares in the capital of Bruden, that are not disclosed;

     (e) The Bruden Shares are free and clear of all liens, charges and encumbrances;

     (f) Bruden and DESI have good and sufficient right and authority to enter into and complete the transactions contemplated by this Letter of Agreement on the terms and conditions set forth herein.

     3. REPRESENTATIONS BY DESI AND DEPI. This Letter of Agreement is based upon the following representations and warranties made by us:

     (a) DESI is duly incorporated as a private company, validly exists and is in good standing with respect to all filings required under the Laws of Canada.

     (b) DEPI is duly incorporated as a Public Company, validly exists and is in good standing with respect to all filings required under the Laws of Nevada and its shares are posted for trading pursuant to the OTC BB facilities of the NASD.

     (c) The DEPI Shares to be delivered pursuant to the provisions of paragraph 5 of this Letter of Agreement will, when returned, pursuant to the terms of this Letter of Agreement, be validly cancelled; and

     (d) DESI and DEPI both have good and sufficient right and authority to enter into and complete the transactions contemplated by this Letter of Agreement on the terms and conditions set forth herein.

     4. REPRESENTATIONS BY DENNIS BRANCONNIER. This Letter of Agreement is based upon the following representations and warranties made by us:
          (a)  Dennis  has  control  of  the  60,000,000  shares  of  DEPI

     5. PURCHASE AND PURCHASE PRICE. DESI will Sell the Bruden Shares to Dennis, subject to the terms and conditions of this Letter of Agreement and the Dennis will sell to DESI, all of the DEPI Shares for the Market price of December 24, 2002 ($270,000) as agreed (the "Purchase Price"). Such Purchase Price is to be satisfied by delivery to the DESI not resident in the United States, the 60,000,000 common shares in the capital stock of DEPI (the "DEPI Shares").

     6. CLOSING DATE. The Letter of Agreement is closing as agreed on December 24, 2002 with the effective date of the business disposition date on December 24, 2002 (the "Closing").


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Please  sign  and  return to us the enclosed copy of this Letter of Agreement to indicate  your  agreement  to  the  terms  set  forth  herein.

Yours truly,
DURO ENYZME SOLUTIONS INC.                             DURO ENYZME PRODUCTS INC.



/s/  Perry Smith                                       /s/  Perry Smith
---------------------------                            -------------------------
Perry Smith, President                                 Perry Smith, President

Dennis Branconnier hereby accept the terms set forth herein as of the date of this Letter of Agreement.

Dated the 6th day of January, 2003.


Dennis Branconnier:


Per:


/s/  Dennis Branconnier
------------------------------------
Dennis Branconnier


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